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                                                                    EXHIBIT 10.2

                                    SUBLEASE



SUBLANDLORD:          Hitachi America Ltd.

SUBJECT PROPERTY:     47427 Fremont Boulevard, Fremont

SUBTENANT:            Phase Metrics, Inc., a California Corporation

DATE:                 April 1, 1997


1.      PARTIES:

        This Sublease is made and entered into as of April 1, 1997, by and between Hitachi America Ltd. ("Sublandlord"), and Phase Metrics, Inc. ("Subtenant"), under the Master Lease dated July 26, 1995, between Security Capital Industrial Trust, as "Lessor" and Sublandlord under this Sublease as "Lessee." A copy of the Master Lease is attached hereto as Attachment I and incorporated herein by this reference.

2.      PROVISIONS CONSTITUTING SUBLEASE:

        2.1 This Sublease is subject to all of the terms and conditions of the Master Lease. Subtenant hereby assumes and agrees to perform all of the obligations of "Lessee" under the Master Lease to the extent said obligations apply to the Subleased Premises and Subtenant's use of the Common Areas, except as specifically set forth herein. Sublandlord hereby agrees to cause Lessor under the Master Lease to perform all of the obligations of Lessor thereunder to the extent said obligations apply to the Subleased Premises and Subtenant's use of the Common Areas. Subtenant shall not commit or permit to be committed on the Subleased Premises or on any other portion of the Project any act or omission which violates any term or condition of the Master Lease. Except to the extent waived or consented to in writing by the other party or parties hereto who are affected thereby, neither of the parties hereto will, by renegotiation of the Master Lease, assignment, subletting, default or any other voluntary action, avoid or seek to avoid the observance or performance of the terms to be observed or performed hereunder by such party, but will at all times in good faith assist in carrying out all the terms of this Sublease and in taking all such action as may be necessary or appropriate to protect the rights of the other party or parties hereto who are affected thereby against impairment. If Sublandlord is given the right under the Master Lease to terminate the Master Lease (e.g., in case of destruction). Subtenant shall have the right, in its sole discretion, to determine whether it wishes to have the Master Lease terminated. If Subtenant elects to have the Master Lease terminated, Subtenant shall terminate this Sublease, and Sublandlord shall in turn terminate the Master Lease. As long as Subtenant is not in default of any provision of this Sublease, Sublandlord shall be obligated to perform all its obligations under the Master Lease, and Subtenant shall have quiet enjoyment of

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the Premises during the term of this Sublease.

        2.2 All of the terms and conditions contained in the Master Lease are incorporated herein, except as specifically provided below, and the terms and conditions specifically set forth in this Sublease, shall constitute the complete terms and conditions of this Sublease, except the following paragraphs of the Master Lease which shall solely be the obligation of Sublandlord:
1, 4 (first sentence only), 17, 37(c), Addendum #1,2, Exhibit "C".

        2.3 This Sublease is subject and subordinate to the Master Lease. Except as specifically provided in this Sublease, all the terms, covenants and conditions contained in the Master Lease shall be applicable to this Sublease with the same force and effect as if Sublandlord were the Landlord and Subtenant were the Tenant under the Master Lease. In case of any breach by Subtenant, Sublandlord shall have al the rights against Subtenant as would be available to Landlord against Tenant if such breach were by Tenant under the Master Lease.

        2.4 Notwithstanding anything contained in this Sublease to the contrary, the only services or rights to which Subtenant is entitled under this Sublease are those to which Sublandlord is entitled under the Master Lease and Subtenant will look to the Master Landlord under the Master Lease for all such services and rights. If the approval of Landlord is required under the Master Lease, then Subtenant shall obtain the approval of both Sublandlord and Master Landlord.

        2.5 Subtenant shall neither do nor permit anything to be done which would cause the Master Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the Master Landlord under the Master Lease, and Subtenant shall indemnify and defend Sublandlord from and against all claims of any kind whatsoever by reason of any breach or default of Subtenant which caused the Master Lease to be terminated or forfeited.

3.      SUBLEASED PREMISES AND RENT:

        3.1    Subleased Premises:

               Sublandlord leases to Subtenant and Subtenant leases from Sublandlord the Subleased Premises upon all of the terms, covenants and conditions contained in this Sublease. The Subleased Premises consist of approximately 30,400+ square feet located at 47427 Fremont Boulevard.

        3.2    Rent:

               Subtenant shall pay to Sublandlord as Rent for the Subleased Premises the sum of Twenty-Seven Thousand Fifty-Six and 00/100 Dollars ($27,056.00) per month, without deductions, offset, prior notice or demand. Rent shall be payable by Subtenant to Sublandlord in consecutive monthly installments on or before the first day of each calendar month during the Sublease Term. If the Sublease commencement date or the termination date of the Sublease

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occurs on a date other than the first day or the last day, respectively, of a calendar month, then the Rent for such partial month shall be prorated and the prorated Rent shall be payable on the Sublease commencement date or on the first day of the calendar month in which the Sublease termination date occurs, respectively. Notices for Rent payment: 47475 Fremont Boulevard, ATTN: Robert Renner, Fremont, CA 94538.

        3.3    Security Deposit:

               In addition to the Rent specified above, Subtenant shall pay to Sublandlord an equivalent of one month's rent as a non-interest bearing Security Deposit. In the event Subtenant has performed all of the terms and conditions of this Sublease during the term hereof, Sublandlord shall return to Subtenant, within ten days after Subtenant has vacated the Subleased Premises, the Security Deposit less any sums due and owing to Sublandlord. In addition to Security Deposit, Sublessee, upon Sublease execution, shall prepay first and last months rent. Total prepaid rent plus deposit equals $81,168.00.

        3.4 Subtenant shall pay rent provided under this Sublease and shall pay all additional rent provided in the Master Lease. Sublandlord shall be charged for additional rent or other sums pursuant to the provisions of the Master Lease, including without limitation Articles 6 (Operating Expense Payments) or 12 (Tenant-Made Alterations and Trade Fixtures), Subtenant shall be liable for 100% of such additional rent or sums. If Subtenant shall procure any additional services from the building, such as alterations or after-hour air conditioning, Subtenant shall pay for same at the rates charged by the Master Landlord and shall make such payment to Sublandlord or Master Landlord, as Sublandlord shall direct. Any rent or other sums payable by Subtenant under this Article shall be additional rent and collectable as such.

4.      RIGHTS OF ACCESS AND USE:

        4.1 Use:

               Subtenant shall use the Subleased Premises only for those purposes permitted in the Master Lease, unless Sublandlord and Master Landlord consent in writing to other uses prior to the commencement thereof.

5.      SUBLEASE TERM:

        5.1    Sublease Term:

               The Sublease Term shall be for the period commencing on April 1, 1997 or sooner if available, and continuing through October 31, 2000. In no event shall the Sublease Term extend beyond the Term of the Master Lease.


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        5.2    Inability to Deliver Possession:

               In the event Sublandlord is unable to deliver possession of the Subleased Premises at the commencement of the term, Sublandlord shall not be liable for any damage caused thereby, nor shall this Sublease be void or voidable but Subtenant shall not be liable for Rent until such time as Sublandlord offers to deliver possession of the Subleased Premises to Subtenant, but the term hereof shall not be extended by such delay. If Subtenant, with Sublandlord's consent, takes possession prior to commencement of the term, Subtenant shall do so subject to all the covenants and conditions hereof and shall pay Rent for the period ending with the commencement of the term at the same rental as that prescribed for the first month of the term prorated at the rate of 1/30th thereof per day. In the event Sublandlord has been unable to deliver possession of the Subleased Premises within 30 days from the commencement date, Subtenant, at Subtenant's option, may terminate this Sublease.

6.      NOTICES:

        All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be given in the manner provided in the Master Lease, at the addresses shown on the signature page hereof. Sublandlord shall notify Subtenant of any Event of Default under the Master Lease, or of any other event of which Sublandlord has actual knowledge which will impair Subtenant's ability to conduct its normal business at the Subleased Premises, as soon as reasonably practicable following Sublandlord's receipt of notice from the Landlord of an Event of Default or actual knowledge of Such impairment. If Sublandlord elects to terminate the Master Lease, Sublandlord shall so notify Subtenant by giving at least 30 days notice prior to the effective date of such termination.

7.      COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT:

        Subtenant shall be responsible for the installation and cost of any and all improvements, alterations or other work required on or to the Subleased Premises or to any other portion of the property and/or building of which the Subleased Premises are a part, required or reasonably necessary because of: (1) Subtenant's use of the Subleased Premises or any portion thereof; (2) the use by a subtenant by reason of assignment or sublease; or (3) both, including any improvements, alterations or other work required under the Americans With Disabilities Act of 1990. Compliance with the provisions of this Section 8 shall be a condition of Sublandlord granting its consent to any assignment or Sublease of all or a portion of this Sublease and the Subleased Premises described in this Sublease.

8.      COMPLIANCE WITH NONDISCRIMINATION REGULATIONS:

        It is understood that it is illegal for Sublandlord to refuse to display or sublease the Subleased Premises, or to assign, surrender or sell the Master Lease, to any person because of race, color, religion, national origin, sex, sexual orientation, marital status or disability.


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9.      TOXIC CONTAMINATION DISCLOSURE:

        Sublandlord and Subtenant each acknowledge that they have been advised that numerous federal, state, and/or local laws, ordinances and regulations ("Laws") affect the existence and removal, storage, disposal, leakage of and contamination by materials designated as hazardous or toxic ("Toxics"). Many materials, some utilized in everyday business activities and property maintenance, are designated as hazardous or toxic.

        Some of the Laws require that Toxics be removed or cleaned up by landowners, future landowners or former landowners without regard to whether the party required to pay for "clean up" caused the contamination, owned the property at the time the contamination occurred or even knew about the contamination. Some items, such as asbestos or PCBs, which were legal when installed, now are classified as Toxics, and are subject to removal requirements. Civil lawsuits for damages resulting from Toxics may be filed by third parties in certain circumstances.

        Sublandlord and Subtenant each acknowledge that Broker has no specific expertise with respect to environmental assessment or physical condition of the Subleased Premises, including, but not limited to, matters relating to: (i) problems which may be posed by the presence or disposal of hazardous or toxic substances on or from the Subleased Premises, (ii) problems which may be posed by the Subleased Premises being within the Special Studies Zone as designated under the Alquist-Priolo Special Studies Zone Act (Earthquake Zones), Section 2621-2630, inclusive of California Public Resources Code, and (iii) problems which may be posed by the Subleased Premises being within a HUD Flood Zone as set forth in the U.S. Department of Housing and Urban Development "Special Flood Zone Area Maps," as applicable.

        Sublandlord and Subtenant each acknowledge that Broker has not made an independent investigation or determination of the physical or environmental condition of the Subleased Premises, including, but not limited to, the existence or nonexistence of any underground tanks, sumps, piping, toxic or hazardous substances on the Subleased Premises. Subtenant agrees that it will rely solely upon its own investigation and/or the investigation of professionals retained by it or Sublandlord, and neither Sublandlord nor Subtenant shall rely upon Broker to determine the physical and environmental condition of the Subleased Premises or to determine whether, to what extent or in what manner, such condition must be disclosed to potential sublessees, assignees, purchasers or other interested parties.

10.     RENT ABATEMENT AND DAMAGES TO PERSONAL PROPERTY:

        In the event Sublandlord, pursuant to the terms of the Master Lease, is entitled to and receives rent abatement, then to the extent such rent abatement affects the subleased premises, Subtenant shall be entitled to rent abatement in an amount that the net rentable area of the subleased premises bears to the total net rentable area of the Master Lease, and only to the extent any such abatement applies to the sublease term. In addition, any amounts paid or credited to Sublandlord under the terms of the Master Lease for damage to personal property shall be credited to Subtenant, subject to the same limitations set forth above.

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11.     HAZARDOUS, MATERIAL KNOWLEDGE:

        Sublandlord occupied the Premises as Tenant under the Master Lease from October 1, 1995 to the effective date of the Sublease. To the best of Sublandlord's knowledge, without making an independent inquiry or investigation:
(1) Sublandlord has complied with the Environmental Requirements of Section 30 of the Master Lease during its occupancy and there are no Hazardous Materials located in the Premises and (ii) Sublandlord has received no written notice of any violation of such Environmental Requirements. As of the effective date of this Sublease, Subtenant shall be responsible for complying with the Environmental Requirements. Subtenant shall provide written notice to Sublandlord and Master Landlord and the owner of the property, within a reasonable time of its knowledge or reasonable belief, that a release of Hazardous Materials has occurred or will occur on the property or in the Premises.

        Subtenant shall not assign this lease nor sublet the subleased premises in whole or in part, and shall not permit Subtenant's interest in this Sublease to be vested in any third party by operation of law or otherwise.

        Tenant represents that it has read and is familiar with the terms of the Master Lease.

        All prior understandings and agreements between the parties are merged within this Sublease, which alone fully and completely sets forth the understanding of the parties; and this Sublease may not be changed or terminated orally or in any manner other than by an agreement in writing signed by both parties. The covenants and agreements contained in this Sublease shall benefit and bind Sublandlord and Subtenant and their respective executors, administrators, successors and assigns.

                                  SUBLANDLORD:

                                  HITACHI AMERICA LTD.


                                  By:  /s/ HITACHI AMERICA LTD.
                                       -----------------------------------------
                                  Date:   4/4/97
                                       -----------------------------------------


                                   SUBTENANT:

                                   PHASE METRICS, INC.


                                   By:  /s/  R.J. SAUNDERS
                                        ----------------------------------------
                                        R.J. Saunders, Chief Financial Officer

                                   Date:  4/2/97
                                        ----------------------------------------


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NOTICES:  10260 Sorrento Valley Road
          San Diego, CA 92121



NOTICE TO SUBLANDLORD AND SUBTENANT: CORNISH & CAREY COMMERCIAL, IS NOT AUTHORIZED TO GIVE LEGAL OR TAX ADVICE; NOTHING CONTAINED IN THIS SUBLEASE OR ANY DISCUSSIONS BETWEEN CORNISH & CAREY AND SUBLANDLORD AND SUBTENANT SHALL BE DEEMED TO BE A REPRESENTATION OR RECOMMENDATION BY CORNISH & CAREY COMMERCIAL, OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL EFFECT OR TAX CONSEQUENCES OF THIS DOCUMENT OR ANY TRANSACTION RELATING THERETO. ALL PARTIES ARE ENCOURAGED TO CONSULT WITH THEIR INDEPENDENT FINANCIAL CONSULTANTS AND/OR ATTORNEYS REGARDING THE TRANSACTION CONTEMPLATED BY THIS PROPOSAL.





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                            Attachment I Master Lease

                             MASTER LANDLORD CONSENT

        The undersigned, Lessor under the Master Lease attached as Attachment I, hereby consents to the subletting of the Subleased Premises described herein on the terms and conditions contained in this Sublease. This Consent shall apply only to this Sublease and shall not be deemed to be a consent to any other Sublease.

                                    LANDLORD:


                                    By:
                                       -----------------------------------------

                                    Date:
                                         ---------------------------------------




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                         CONSENT BY LANDLORD TO SUBLEASE



        The undersigned, as Landlord under that certain Lease dated July 26, 1995 with Hitachi America Ltd., a New York Corporation ("Sublandlord") for certain premises at 47427 Fremont Boulevard, in Fremont CA (the "Prime Lease"), hereby consents to the entering into of the foregoing Sublease dated April 1, 1997 ("Sublease") between Sublandlord, as sublessor, and Phase Metrics, Inc., a California Corporation, as subtenant ("Subtenant"), upon the express understandings and conditions that:

       a. Landlord neither approves nor disapproves the terms, conditions and agreements contained in the Sublease (all of which shall be subordinate and subject at all times to the terms, covenants and conditions of the Prime Lease) and assumes no liability or obligation of any kind whatsoever on account of anything contained in the Sublease;

       b. By executing this consent, Landlord shall not be deemed to have waived any rights under the Prime Lease nor shall Landlord be deemed to have waived Sublandlord's obligations to obtain any required consents under the Prime Lease (other than consent to the Sublease itself);

       c. Notwithstanding anything in the Sublease to the contrary, Sublandlord shall be and continue to remain liable for the payment of rent and the full and prompt performance of all of the obligations of Tenant under and as set forth in the Prime Lease;

       d. Sublandlord shall pay Landlord 50 % of all excess monthly rent received per Sublease, with each payment of rent under the Prime Lease;

       e. Nothing contained in the Sublease shall be taken or construed to in any way modify, alter, waive or affect any of the terms, covenants or conditions contained in the Prime Lease, or be deemed to grant Subtenant any privity of contract with Landlord, or require Landlord to accept any payments from Subtenant on behalf of Sublandlord;

       f. The Sublease shall be deemed and agreed to be a sublease only and not an assignment and there shall be no further subletting or assignment of all or any portion of the premises demised under the Prime Lease (including the premises demised by the foregoing Sublease) except in accordance with the terms and conditions of the Prime Lease; and

       g. If Landlord terminates the Prime Lease as a result of a default by Sublandlord thereunder, the Sublease shall automatically terminate concurrently therewith

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            unless Landlord elects in writing to keep the Sublease in full force and effect in which case the Sublease shall become and be deemed to be a direct indenture of lease between Landlord and Subtenant.


                                    LANDLORD:


                                    Security Capital Industrial Trust,
                                    a Maryland Real Estate Investment Trust


                                    /s/ Ned Anderson
                                    --------------------------------------------
                                    Ned K. Anderson
                                    Title: Senior Vice President
                                    Dated: 4/3/97



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                                    EXHIBIT A


                                 TO BE INSERTED




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